SHENZHEN

PREMISES

LEASE

CONTRACT

FORMULATED BY SHENZHEN RESIDENTIAL TENANCY AUTHORITY

PREMISES LEASE CONTRACT

Lessor (“Party A”): Shenzhen Fangdao Technology Co., Ltd.
Add: Room 266, Floor 2 East, Building 211, Chegong Temple
Tairan Industry Park, Futian District, Shenzhen City,
Guangdong Province
Postal Code: 518000 Tel: 0755-61693098
Business License or ID No.: 440301104533995
Entrusted Agent:
Add:
Postal Code: Tel:
Business License or ID No.:
Lessee (“Party B”): Oclaro Technology (Shenzhen) Co., Ltd.
Add: No.2, Phoenix Road, Futian Free Trade Zone,
Shenzhen City, Guangdong Province
Postal Code: 518000 Tel: 0755-33305888
Business License or ID No.: 440301503346511
Entrusted Agent:
Add:
Postal Code: Tel:
Business License or ID No.:

THIS CONTRACT is made and entered into by and between Party A and Party B, through mutual friendly negotiation, in accordance with the Contract Law of the People’s Republic of China, Law on Urban Real Estate Administration of the People’s Republic of China, Regulations of Shenzhen Special Economic Zone on Premises Lease and its implementation rules, and the Decision of Standing Committee of Shenzhen Municipal People’s Congress on Tightening Rental Housing Security, subject to the terms and conditions as hereof:

Article 1
Party A agrees hereby to rent to Party B the premises of floor 1 AB1C2D Section, floor 3, and floor 4 of Wanli Industry Building, located at Phoenix Road 2, Futian Free Trade Zone, Shenzhen City (the “Premises”). The floor area of such premises is 10137.78 square meters and there are 7 floors in total. The premises are owned by Party A, Shenzhen Fangdao Technology Co., Ltd. The name and the number of Premises Ownership Certificate is Shen Fang Di Zi No.3000685477.

Article 2
The monthly rental of the Premises is RMB 32.18 (RMB thirty-two and eighteen cents) per square meter and the total rental hereof is RMB 326,233.76 (RMB three hundred and twenty-six thousand two hundred and thirty-three point seventy-six cents).

Article 3
Party B shall pay the down payment of the premises RMB _ (_/ ) on the date of_____/________.

Article 4
Party B shall pay the rental to Party A before:
√ The 10th day of each calendar month;
The _ day of _ (month) each quarter;
The _ day of _ (month) each half calendar year;
The _ day of _ (month) each calendar year.
And Party A shall issue the tax invoice to Party B when receiving the rental.
(Two parties herein shall jointly select one of four aforesaid items, and mark it with “√” in front of the selected one.)

Article 5
The lease term hereof is commenced on 21 April, 2015 and terminated on 30th June, 2019. The aforesaid term shall not exceed the authorized term of land use and not exceed 20 years. Any surpassed duration is null and void.

Article 6
The premises hereunder are to be used as industrial plant, and Party B shall not use the premises for any other purposes without the written consent from Party A.

Article 7
Party A shall hand over the premises to Party B by 21 April, 2015 and go through the relevant transfer formalities. If Party A failed to hand over the premises by the said date, Party B may demand the postponement of the effective period of this Contract accordingly. Both Parties shall sign for confirmation and register at registration authority for record.

Article 8
In the event of handing over the premises, the two parties shall confirm matters concerning the Premises and attached facilities’ conditions then and appendages, and list the same in the appendixes.

Article 9
In the event of handing over the Premises, Party A may charge lease deposit equal to / months’ rental (no more than three months) from Party B, i.e. RMB 500,000.00 (RMB five hundred thousand) and provide a receipt to Party B upon receipt of the lease deposit.
Party A shall return the lease deposit to Party B, in the case where
(1)The contract expires or the situation under Article 17 of this Contract occurs.
(2)Party B has already gone through the formalities for the return of the premises under Article 20 of this Contract.
(3)____________________________________________
口Only one of the aforesaid conditions is met;
√ All of the aforesaid conditions are met.
(Two parties herein can only jointly select one of two aforesaid items, and mark it with “√”in front of the selected one.)
Party A shall refund the lease deposit within 3 (three) working days upon the meeting of aforesaid conditions.
Party A may not refund the lease deposit to Party B in case where
(1) Party B’s failure to go through the formalities for the return of the premises under Article 20 of this Contract;
(2) Party B’s termination of the lease in advance (except that such termination is caused by Party A).

Article 10
Within the term of the lease, the fees and charges of land use, taxes, house renting management, and _/__ of the premises shall be covered by Party A; the fees and charges arising out of the use of the Premises including water, electricity, property management, and_/__, shall be covered by Party B.

Article 11
Party A shall guarantee the safety of the Premises and attached facilities thereof comply with the provisions in relevant laws, regulations, or rules.

Article 12
Party B shall use the Premises and attached facilities in a proper way and may not use the Premises to conduct illegal activities. In respect of normal and reasonable use of the Premises by Party B, Party A may not interfere or obstruct.

Article 13
Within the term of the lease, in case of occurrence of safety problems, damage, or malfunction to the premises or its attached facilities, and where such occurrence is not due to Party B’s fault, Party B shall promptly notify Party A, and take possible and effective measures to prevent further damage. Party A shall repair or directly authorize Party B with such repair within 2 (two) days after the receipt of Party B’s notice. When

Party B cannot notify Party A, or Party A fails to repair within the said period after the receipt of Party B’s notice, Party B may repair on behalf of Party A.
In case of any emergency where the premises and attached facilities need to be repaired immediately, Party B shall repair on behalf of Party A, and promptly notify Party A of the relevant circumstances.
The repair expense arising out of the aforesaid two circumstances (including the reasonable expense arising out of Party B’s repair on behalf of Party A and prevention of further damage) shall be borne by Party A. Where Party B fails to fulfill obligations under preceding two paragraphs, or fails to notify Party A or take possible and effective measures, which lead to further damage, the repair expense of such (further) damage shall be borne by Party B on its own.

Article 14
When Party B’s improper or unreasonable use results in the occurrence of safety problems, damage, or malfunction, or otherwise, to the Premises or its attached facilities, Party B shall be responsible for its repair and compensation, and notify Party A in a prompt manner.

Article 15
口 Within the term of the lease, Party B may sublease wholly or partially the Premises to a third party or parties, and register at Housing Lease Administrative authorities, provided that the term of the transfer does not exceed the term specified herein.
√口Within the term of the lease, subject to Party A’s written consent, Party B may register at Housing lease management office Party A’s such consent, provided that term of the transfer does not exceed the term specified herein.
口 Within the term of the lease, Party B may not transfer wholly or partially the tenancy to a third party or parties.
(Two parties herein shall jointly select one of three aforesaid items, and mark it with “√”in front of the selected one.)

Article 16
Within term of this contract, where Party A needs to transfer all or part of its ownership of the Premises, Party A shall notify party B in written form one month before the said transfer. And Party B shall reply to Party A within 25(twenty-five) working days after the receipt of Party A’s written notice. Party B enjoys preemptive right under the same conditions.
In case the Premises is transferred to a third party or parties, Party A is responsible to inform the transferee to continue performance of this contract at the time of signing the transfer contract.

Article 17
Within the term of this contract, dissolution, or modification or altercation of the terms and conditions of this contract is permitted in case of
(1) Force Majeure that performance of the contract is impossible;
(2) government’s requisition, regaining, removal of the premises;
(3)mutual agreement between the two parties herein.

Article 18
Party A may take the following actions:
口requiring Party B to recover the premises to its original condition;
√口claiming damages from Party B;
√口refusing to refund the lease deposit;
口claiming penalty from Party B in an amount of RMB___/____(RMB___/__);
(Both parties herein shall jointly select item or items from the four aforesaid items, and mark it with “√”in front of the selected one or ones, provided that the third and the fourth item cannot be chose at the same time)
in respect of the damages caused in any of the following cases:
(1) where Party B’s delay of rental payment lasts 60 days(2 months) or more;
(2) where Party B’s delay may cause expenses of party A in an amount of more than RMB_____/___(RMB____/__);
(3 where Party B uses the Premises to conduct illegal activities, which harms the public interest or interest of a third party or parties;
(4) where Party B changes the structure or the function of the premises without any authorisation;

(5) where Party B violates the provision of article 14 of this contract and refuses to take the responsibility of repair and bear the expenses of such, leading to substantial damage to the premises or its facilities;
(6) where Party B decorates the premises without any written consent of Party A or any permission of relevant government office;
(7) where party B subleases the Premises to a third party or parties without authorization.
Apart from holding Party B liable for damages and breach of contract, Party A is entitled to notify party B of the modification or altercation of the terms and conditions herein, or termination of the contract, in accordance with the above said conditions. Party A is also entitled to apply unilaterally for deregistration of the contract upon service of such termination notice.

Article 19
Party B may take the following actions:
√口claiming damages against Party A;
√口reclaiming the lease deposit in double amount;
口claiming penalty from Party A in an amount of RMB___/ __(RMB__/ __),
(Both parties herein may, under consultation, select item or items from the three aforesaid items, and mark it with “√”in front of the selected one or ones,provided that the second and the third item cannot be chose at the same time. )
In respect of the damages caused in any of the following circumstances:
(1) where Party A’s delay of return of the premises lasts more than /_month(s) (_/_days);
(2) where Party A’s violation of the provisions of Article 11 of this contract caused the safety of the premises out conformity with the provisions of relevant laws and regulations;
(3) where Party A violates the provision of Article 13 of this contract and refuses to assume the responsibility of repair and bear the expenses of such;
(4) where Party A reconstructs,expands,or decorates the premises without any consent of Party B or any permission of relevant government office;
(5) where no justifiable reasons are presented, Party A unilaterally requires to dissolve (terminate) the contract in advance.
Apart from holding Party A liable for damages and breach of contract, Party B is entitled to notify party A of the modification or altercation of the terms and conditions herein, or termination of the contract, in accordance with the above said conditions. Party B is also entitled to apply unilaterally for deregistration of the contract upon service of such termination notice.

Article 20
After the termination of this contract, Party B shall move out and return the premises with 20 (twenty) working days, and ensure the integrity of the premises and its attached facilities, except for the normal wear and tear, and at the same time shall settle the expenses on party B’s part, as well as go through the relevant transfer formalities.
Where party B fails to move out or return the premises after the termination of the contract, party A has the right to take back the premises in accordance with relevant laws and regulations or provisions of the contract, and to claim a double amount of the rental from Party B as damages for the overdue period of time.

Article 21
When the lease term specified in this contract expires and Party B intends to extend the lease, it shall give Party A an application of extension 6 months before the expiration date of the term, and under the same conditions, party B has priority to rent the premises.

Article 22
The Parties hereby shall both sign the Shenzhen Management of Housing Rental Safety Responsibility Agreement. The Premises provided by Party A shall comply with the standards and conditions for safe use with no hidden danger. The construction, fire equipment, gas facilities, power facilities, entrances and exits, passageways, or otherwise shall comply with the municipal management provisions and standards in respect of safety, firefighting, public security, environment protection, hygiene, or otherwise. Party B shall use the premises strictly in accordance with the provisions and standards of relevant government departments in respect of safety, firefighting, public security, environment protection, hygiene, or otherwise, and it is responsible for ensuring that no hidden danger will occur during the use of the premises. Both parties shall perform the terms and conditions stipulated in this contract, and if any of the party breaches the contract, it shall bear the liability for such breach in accordance with the terms and conditions specified in the contract.

Article 23
In respect of matters not covered herein, Party A and Party B may agree otherwise in the attachment of this contract. Content of the attachment is part of the contract and it is equally authentic as the contract upon execution of both parties.
When Party A and Party B reach an agreement for altercation or modification of the contract content during the term of the lase, both parties shall register at the Housing Lease Management Office within ten days after the conclusion of said agreement.

Article 24
In respect of disputes arising out of or related to this contract, Party A and Party B shall try to settle such disputes through consultation, failing of which, either party may apply to the Housing lease management office for mediation. If such mediation comes to no avail, the parties hereby shall submit the disputes to, or complaint to the following organizations:
口Shenzhen Arbitration Committee;
√ 口Shenzhen International Arbitration Committee;
口The People’s Court at the place of the leased premises;
(Two parties herein may, under consultation, select one of the three aforesaid items, and mark it with “√” in front of the selected one.)

Article 25
Addresses agreed upon as follows by both parties are regarded as the places of service of notices or instruments:
Party A’s address: Room 266, Floor 2 East, Building 211, Chegong Temple Tairan Industry Park, Futian District, Shenzhen City, Guangdong Province.
Party B’s address: Chief manager’s office, Oclaro Technology (Shenzhen) Inc., Phoenix Road 2, Futian Free Trade Zone, Shenzhen, Guangdong Province
Where no addresses are agreed upon, the addresses of the parties hereby signing the contract shall be regarded as the places of communication.
The addresses remain in effect, unless otherwise changed by any written notice. Any notice or instrument mailed to the address of communication by one party to the other is regarded as delivered. Where any document mailed to such place of communication is returned by postal offices, the date of return is regarded as that of service.

Article 26
This contract takes effect upon execution.
Party A and Party B shall register at Housing lease management office within ten (10) days after the signing the contract.

Article 27
The Chinese version of this contract is regarded as the original.

Article 28
This contract is executed in quadruplicates, with Party A and Party B holding one copy respectively and the contract registration authority holding one copy, so as the relevant offices.

Party A (signature):
Legal Representative:
Phone number:
Bank account:
Authorized Representative: /s/ Peng Wushang
Date: 21 April 2015

Party B (signature):
Legal representative:
Phone number:
Bank account:
Authorized Representative: /s/ Nicholas James Gronow

Date: 21 April 2015